UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-52940

Date of Report: March 26, 2010

AMERICAN NANO SILICON TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

California	33-0726410
State of other jurisdiction of incorporation or organization	IRS Employer Identification No.

100 Wall Street – 15th Floor, New York, NY	10005
Address of principal executive offices	Zip Code

212-232-0120
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities

On March 26, 2010 American Nano Silicon Technologies sold 2,100,000 shares of common stock and 2,000,000 Series B Common Stock Warrants.  The purchasers were three accredited institutional funds and an accredited investor.  The aggregate purchase price for the securities was $1,000,000.

The Stock Purchase Agreement provided the investors the right, exercisable during the next four months, to purchase an additional 2,100,000 shares of common stock and 2,000,000 Series B Warrants for $1,000,000.  The Stock Purchase Agreement also provided that if the net income (before non-cash items) of American Nano Silicon Technologies for the year ended September 30, 2010 is less than $4 million or if the net income (before non-cash items) of American Nano Silicon Technologies for the year ended September 30, 2011 is less than $5 million, then American Nano Silicon Technologies will issue additional common stock to the investors in order to reduce their per share purchase price in proportion to the shortfall in net income.  The Stock Purchase Agreement also contains certain affirmative and negative covenants by American Nano Silicon Technologies regarding the operations of the Company and restricting future financing transactions.

The Series B Warrants will permit the holders, during the next three years, to purchase up to 2,000,000 shares of common stock from American Nano Silicon Technologies for a price of $1.50 per share.  Cashless exercise is permitted only if there is no effective registration statement permitting resale of the common shares underlying the Series B Warrants.

In connection with the placement by the Company, three shareholders of the Company delivered to the investors three-year warrants to purchase from the shareholders up to 2,000,000 shares of the American Nano Silicon Technologies common stock for $.80 per share.  In addition, one of the shareholders gave to the investors a put option pursuant to which the investors can require the shareholder to purchase up to 1,500,000 shares for $.75 per share during the six month period commencing one year from the closing date.

The sale of the securities was exempt from registration with the Securities and Exchange Commission pursuant to Rule 506, by reason of the fact that there was no general solicitation in connection with the offering, and the fact that the purchasers were accredited investors with sufficient knowledge and experience to be capable of evaluating the merits and risks of the investment, who were purchasing for investment for their own accounts.

Item 9.01                      Financial Statements and Exhibits

Exhibits

10-a	Stock Purchase Agreement dated March 19, 2010 among American Nano Silicon Technologies, Inc. and certain Investors.

10-b	Form of Common Stock Purchase Warrant “B” issued on March 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Nano Silicon Technologies, Inc.

Dated: March 29, 2010	By:	/s/ Pu Fachun
Pu Fachun
Chief Executive Officer